Exhibit T3A.2.32

MICHIGAN DEPARTMENT OF COMMERCE – CORPORATION AND SECURITIES BUREAU
(FOR BUREAU USE ONLY)	FILED	Date Received

	JUN 15 1990	June 15, 1990

Administrator
MICHIGAN DEPARTMENT OF COMMERCE
Corporation & Securities Bureau

ARTICLES OF INCORPORATION

(Domestic Profit Corporation)

These Articles of Incorporation are signed by the incorporator for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended as follows:

ARTICLE I

The name of the corporation is: PDS-1 Michigan, Inc.

ARTICLE II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.

ARTICLE III

The total authorized shares: 60,000 shares of common stock.

ARTICLE IV

The address and mailing address of the initial registered office is 5400 Perry Drive, Pontiac, Michigan 48056.

The name of the initial resident agent is Robert A. Berlow.

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ARTICLE V

The name and address of the incorporator is Gerald T. Lievois, 35th Floor, 400 Renaissance Center, Detroit, Michigan 48243.

ARTICLE VI

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE VII

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation’s registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

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Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing,

ARTICLE VIII

No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, but the foregoing shall not eliminate or limit the liability of a director for any of the following: (1) a breach of the director's duty of loyalty to the corporation or its shareholders; (2) acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; (3) a violation of §551 (1) of the Michigan Business Corporation Act (the "MBCA"), or (4) a transaction from which the director derived an improper personal benefit. If the MBCA is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability contained in these articles of incorporation, shall be eliminated or limited to the fullest extent permitted by the MBCA as so amended. No amendment or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of any director occurring before the effective date of any such amendment or repeal.

I, the incorporator, sign my name this 14th day of June, 1990.

/s/ Gerald T. Lievois
Gerald T. Lievois

Please return Filed Articles to:

Gerald T. Lievois
35th Floor
400 Renaissance Center
Detroit, Michigan 48243

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GOLD SEAL APPEARS ONLY ON ORIGINAL

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU
(FOR BUREAU USE ONLY)	FILED	Date Received
JUL 17 1990
JUL 24 1990

Administrator
MICHIGAN DEPARTMENT OF COMMERCE
Corporation & Securities Bureau
EXPIRATION DATE: December 31, 1995

CERTIFICATE OF ASSUMED NAME

For use by Corporations and Limited Partnerships

(Please read Instructions and Paperwork Reduction Act notice on reverse side)

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), Act 162, Public Acts of 1982, as amended (nonprofit corporations), or Act 213, Public Acts of 1982, as amended (limited partnerships), the corporation or limited partnership in item one below executes the following Certificate:

1.	The true name of the corporation or limited partnership is:
PDS-1 Michigan, Inc.

2.	The identification number assigned by the Bureau is:	2	4	1	-	0	9	0

3.	The location of the corporate registered office in Michigan or the office at which the limited partnership records are maintained is:
	5400 Perry Drive,	Pontiac,	MI	48056
	(Street Address)	(City)	(State)	(ZIP Code)

4.	The assumed name under which business is to be transacted is:
Perry Drugs--Michigan

Signed this 30th day of June, 1990

By	/s/ Robert A. Berlow
(Signature)

Robert A. Berlow, Secretary & Senior Vice President
(Type or Print Name)	(Type or Print Name)

(Limited Partnerships Only — Indicate Name of General Partner if a corporation or other entity)

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DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS INDICATED IN THE BOX BELOW. Include name, street and number (or P.O. box), city, state and ZIP code.	Name of person or organization remitting fees:
Perry Drug Stores, Inc.

Arthur A. Horning Perry Drug Stores, Inc. 5400 Perry Drive P.O. Box 1957 Pontiac, Ml 48056	Preparer's name and business telephone number:

Arthur A. Horning
(313) 674-7752

INFORMATION AND INSTRUCTIONS

1.     This form is issued under the authority of Act 284, P.A. of 1972, as amended, Act 162, P.A. of 1982, as amended, and Act 213, P.A. of 1982, as amended. The certificate of assumed name cannot be filed until this form, or a comparable document is submitted.

2.     Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of the filing.

Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.     This certificate is to be used by a corporation or limited partnership desiring to transact business under an assumed name other than the true name of the corporation or limited partnership.

4.     The certificate shall be effective for a period expiring on December 31 of the fifth full calendar year following the year in which it was filed, unless a certificate of termination is filed.

5.     The same name may be assumed by two or more corporations participating together in any partnership or joint venture; similarly, the same name may be assumed by two or more limited partnerships participating together in any partnership or joint venture.

6.     Item 1 — The true name of a corporation is that contained in its most recent articles of incorporation (as amended or restated) or certificate of authority. For limited partnerships, it is the name contained in its most recent certificate of limited partnership (as amended or restated) or application for registration. If a name was placed in item 1(b) of the application for registration, enter that name. Otherwise, enter the name from item 1(a).

7.     Item 2 — Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

8.     Item 3 — If a foreign limited partnership, this address must be that shown in item 6 of the application for registration to transact business in Michigan.

9.     If a corporation, this certificate must be signed in ink by the president, vice-president, chairperson, or vice-chairperson. If a limited partnership, it must be signed in ink by at least one general partner.

10.   FEES: Filing fee (Make remittance payable to State of Michigan)        $10.00

11.   Mail form and fee to:

Michigan Department of Commerce, Corporation and Securities Bureau, Corporation Division, P.O. Box 30054, Lansing, Ml 48909, Telephone: (517) 334-6302

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C&S 541 (Rev. 4/94)

095D#6246 0811 ORG&FI $12.50

MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received

AUG 1 0 1995

Adj. made per telephone authorization from M. McMenamin

(FOR BUREAU USE ONLY)

FILED

AUG 1 0 1995

Administrator
MICHIGAN DEPARTMENT OF COMMERCE
Corporation & Securities Bureau

Name
Michael A. McMenamin

Address
800 Michigan National Tower

City	State	Zip Code
Lansing	MI	48933

Document will be returned to the name and address you enter above

EXPIRATION DATE: DECEMBER 31, 2000

CERTIFICATE OF ASSUMED NAME

For use by Corporations, Limited Partnerships and Limited Liability Companies

(Please read information and instructions on reverse side)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), Act 213, Public Acts of 1982 (limited partnerships), or Act 23, Public Acts of 1993 (limited liability companies), the corporation, limited partnership, or limited liability company in item one executes the following Certificate:

1. The true name of the corporation, limited partnership, or limited liability company is:

   PDS-1 Michigan, Inc.

2. The identification number assigned by the Bureau is: 241-090

(Street Address)	(City)	(State)	(ZIP Code)
~~5700~~ 5400 Perry Drive P.O. Box 436021	Pontiac,	MI	48343-6021

   Rite-Aid Discount Pharmacy

See item 5

COMPLETE ITEM 5 ON LAST PAGE IF THIS NAME IS ASSUMED BY MORE THAN ONE ENTITY.

Signed this 4th day of August, 19 95

By [signature]
(Signature)

I. LAWRENCE GELMAN (Type or Print Name) SECRETARY (Type or Print Title)

LICENSING AND REGULATORY AFFAIRS
Corporations, Securities & Commercial Licensing Bureau

GOLD SEAL APPEARS ONLY ON ORIGINAL

C&S 541

5. If the same name is assumed by two or more corporations, limited partnerships, or limited liability companies, or any combination thereof, each participant corporation, limited partnership, or limited liability company shall file a separate certificate. Each assumed name certificate shall reflect the correct true name or qualifying assumed name of the other corporations, limited partnerships, or limited liability companies which are simultaneously adopting the same assumed name.

An entity that already has the assumed name shall simultaneously file a *Certificate of Termination of Assumed Name* and a new *Certificate of Assumed Name*.

Listed below in alphabetical order are the participating corporations and/or limited partnerships and/or limited liability companies and their identification numbers.

1.	Rite-Aid of Michigan, Inc.	334 – 136
2.	Perry Drug Stores, Inc.	055 – 154
3.	RDS Detroit, Inc.	462 – 020
4.	Perry Distributors, Inc.	169 – 909
5.	APEX Drug Stores, Inc.	293 – 646
6.	PDS-1 Michigan, Inc.	241 – 090
7.		–
8.		–
9.		–
10.		–
11.		–
12.		–
13.		–
14.		–
15.		–

GOLD SEAL APPEARS ONLY ON ORIGINAL

MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received		(FOR BUREAU USE ONLY)
AUG 16 1995		D95D#7545 0817 ORG&FI $5.00
		FILED AUG 22 1995 Administrator MICHIGAN DEPARTMENT OF COMMERCE Corporation & Securities Bureau

Name: C T CORPORATION SYSTEM ATT: MARC GILLIS		
Address: 30600 TELEGRAPH ROAD, STE 3275		
City: BINGHAM FARMS	State: MI	Zip Code: 48025

EFFECTIVE DATE:

Document will be returned to the name and address you enter above

CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT

For use by Domestic and Foreign Corporations and Limited Liability Companies

(Please read information and instructions on reverse side)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1. The name of the corporation or limited liability company is: PDSI MICHIGAN, INC.

2. The identification number assigned by the Bureau is: 241-090

3. a. The name of the resident agent on file with the Bureau is: ROBERT A. BERLOW

   b. The location of its registered office is:
   5400 PERRY DRIVE PO BOX 436021 (Street Address) PONTIAC (City), Michigan 48343-6021 (ZIP Code)

   c. The mailing address of the above registered office on file with the Bureau is:
   ______ (P.O. Box) ______ (City), Michigan ______ (ZIP Code)

ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4. a. The name of the resident agent is: THE CORPORATION COMPANY

   b. The address of the registered office is:
   30600 Telegraph Road (Street Address) Bingham Farms (City), Michigan 48025 (ZIP Code)

   c. The mailing address of the registered office IF DIFFERENT THAN 4B is:
   ______ (P.O. Box) ______ (City), Michigan ______ (ZIP Code)

5. The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: its board of directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation; 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed, are identical.

Date Signed: 8-9-95

Signed by: Franklin C Brown (Signature)

Franklin C. Brown (Type or Print Name) Corporate V.P. (Type or Print Title)

GOLD SEAL APPEARS ONLY ON ORIGINAL

C&S 542 (Rev. 9/00)

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
CORPORATION AND LAND DEVELOPMENT BUREAU

Date Received	(FOR BUREAU USE ONLY)
	See Also: 334136 055154 462020 169909 293646 **FILED** NOV 02 2000 Administrator BUREAU OF COMMERCIAL SERVICES EXPIRATION DATE: DECEMBER 31, 2005

Tran Info: 1 3262004-1 10/30/2000
Chk#: 0002005571
ID: Amt: $10.00
241090

CERTIFICATE OF RENEWAL OF ASSUMED NAME

For use by Corporations

(Please read information and instructions on reverse side)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations) or Act 162, Public Acts of 1982 (nonprofit corporations), the corporation in Item one executes the following Certificate:

1. The corporate name, resident agent, and mailing address of the registered office are:

PDS-1 MICHIGAN, INC.
THE CORPORATION COMPANY
30600 TELEGRAPH ROAD
BINGHAM FARMS MI 48025

241090
Identification Number

2. The assumed name under which business is transacted is:

RITE-AID DISCOUNT PHARMACY

3. The registration of the assumed name is extended for a period expiring on December 31 of the fifth full calendar year following the year in which this renewal is filed, unless sooner terminated.

4. The document is hereby signed as required by the Act.

Signed this 25TH day of OCTOBER, 2000

By [signature]
(Signature of an Authorized Officer or Agent)

VLADIMIR RAICEVIC
(Type or Print Name)

LICENSING AND REGULATORY AFFAIRS
Corporations, Securities & Commercial Licensing Bureau

GOLD SEAL APPEARS ONLY ON ORIGINAL

CSCL/CD-520 (Rev. 08/15)

Date Received	(FOR BUREAU USE ONLY)
SEP 1 5 2016	241090 PDS-1 MICHIGAN, INC. This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name		
Address		
City	State	ZIP Code

FILED
SEP 2 9 2016
ADMINISTRATOR
CORPORATIONS DIVISION

EFFECTIVE DATE:

Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office.

CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT

For use by Domestic and Foreign Corporations and Limited Liability Companies
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts 1993 (limited liability companies), the undersigned execute the following Certificate:

1. The name of the corporation or limited liability company is:
   SEE ABOVE

2. The identification number assigned by the Bureau is: SEE ABOVE

3. a. The name of the resident agent on file with the Bureau is: THE CORPORATION COMPANY
   b. The location of the registered office on file with the Bureau is:
   30600 TELEGRAPH ROAD, SUITE 2345 (Street Address) BINGHAM FARMS (City), Michigan 48025-5720 (ZIP Code)
   c. The mailing address of the above registered office on file with the Bureau is:
   ______ (Street Address or P.O. Box) ______ (City), Michigan ______ (ZIP Code)

ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4. a. The name of the resident agent is: THE CORPORATION COMPANY
   b. The address of its registered office is:
   40600 ANN ARBOR RD E, STE 201 (Street Address) PLYMOUTH (City), Michigan 48170-4675 (ZIP Code)
   c. The mailing address of the registered office IF DIFFERENT THAN 4B is:
   ______ (Street Address or P.O. Box) ______ (City), Michigan ______ (ZIP Code)

5. The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: its Board of Directors or the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation. 2. NONPROFIT CORPORATIONS ONLY: the incorporators, only if no board has been appointed. 3. LIMITED LIABILITY COMPANIES: an operating agreement, affirmative vote of a majority of the members pursuant to section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6. The corporation or limited liability company further states that the address of its registered office and the address of its resident agent as changed, are identical.

Signature	Type or Print Name and Title or Capacity	Date Signed
Marie Hauer	Marie Hauer, Asst. Secy	9/12/2016

$19.97000 CK# 218930

GOLD SEAL APPEARS ONLY ON ORIGINAL

LARA Corporations Online Filing System
Department of Licensing and Regulatory Affairs

Form Revision Date 07/2016

CERTIFICATE OF ASSUMED NAME

For use by DOMESTIC PROFIT CORPORATION

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned execute the following Certificate:

1. The identification number assigned by the Bureau is: 800243164
2. The name of the profit corporation is: PDS-1 MICHIGAN, INC.

RITE AID #4586

This document must be signed by an authorized officer or agent (corporations); a member, manager, or an authorized agent (limited liability companies); or general partner (limited partnerships):

Signed this 2nd Day of October, 2018 by:

Signature	Title	Title if "Other" was selected
Joseph J. Notarianni	Other	Vice President

By selecting ACCEPT, I hereby acknowledge that this electronic document is being signed in accordance with the Act. I further certify that to the best of my knowledge the information provided is true, accurate, and in compliance with the Act.

○ Decline ◉ Accept

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GOLD SEAL APPEARS ONLY ON ORIGINAL

Filed by Corporations Division Administrator        Filing Number: 201887817880         Date: 10/03/2018

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS

FILING ENDORSEMENT

This is to Certify that the CERTIFICATE OF ASSUMED NAME

for

PDS-1 MICHIGAN, INC.

ID Number: 800243164

to transact business under the assumed name of
RITE AID #4586

received by electronic transmission on October 02, 2018, is hereby endorsed.

Filed on October 03, 2018, by the Administrator.

The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Expiration Date: December 31, 2023

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 3rd day of October, 2018.

/s/ Julia Dale
Julia Dale, Director
Corporations, Securities & Commercial Licensing Bureau

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GOLD SEAL APPEARS ONLY ON ORIGINAL